UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2010

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
SEPTEMBER 1, 2010

(i)

SECTION 1 – R EGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

Loan and Security and Guaranty Agreements

Lapolla Industries, Inc. (the “Company” or “Lapolla”) entered into a Loan and Security Agreement with Bank of America, N.A. ("Bank Loan Agreement"), on August 31, 2010, which became effective when funded by Bank of America, on September 1, 2010. The Bank Loan Agreement by its terms provided for Bank of America to loan up to $2,500,000 under a term loan, which matures on August 31, 2012 ("Bank Term Loan") and $10,000,000 under a revolver loan, which matures on August 31, 2013 ("Bank Revolver Loan").  The "Bank Term Loan and Bank Revolver Loan are sometimes collectively referred to as "Bank Credit Facility".  The Bank Term Loan is guaranteed by the Chairman of the Board and majority stockholder of the Company ("Guaranty"). Refer to Exhibits 10.1 and 10.2 for the complete text of the Loan and Security Agreement and Guarantee Agreement.

Item 1.02  Termination of a Material Definitive Agreement

Amended and Restated Revolving Credit and Term Loan Agreement

Lapolla entered into an Amended and Restated Revolving Credit and Term Loan Agreement (“ComVest Loan Agreement”) with ComVest Capital, LLC (“ComVest”) on June 30, 2008, which provided up to $9,500,000 under an amended and restated revolving credit note, which, at August 31, 2010, had a principal balance due of $8,500,000 ("ComVest Revolving Credit Note") and $3,000,000 under an amended and restated convertible term note, which, at August 31, 2010, had a principal balance due of $1,996.694.34 ("ComVest Convertible Term Note").  The ComVest Revolving Credit Note and ComVest Convertible Term Note are sometimes collectively referred to as the "ComVest Credit Facility".  The ComVest Convertible Term Note was guaranteed by the Chairman of the Board and majority stockholder of the Company. The ComVest Credit Facility matured on August 31, 2010 and was paid off in full, including any outstanding interest and fees, out of the proceeds received by the Company under the Bank Credit Facility described in Item 1.01 above. Refer to Item 2.03 below for more payoff information. Refer also to Exhibit 10.3 for the complete text of the ComVest Loan Agreement.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.  Creation of a Direct Financial Obligation

On September 1, 2010, the Company borrowed pursuant to the Bank Loan Agreement described in Section 1.01 above, $10,576,850.76, consisting of a Bank Revolver Loan in the amount of $8,076,850.76 and a Bank Term Loan in the amount of $2,500,000.  Refer to Section 1.02 above for more information.  The borrowing was comprised entirely of a Base Rate Loan (defined as any loan that bears interest based on the Base Rate. The Base Rate is for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.50%.  The Company has the ability to change the applicable margin from the Base Rate based on the type of loan to a LIBOR rate of 3.00 for the Bank Revolver Loan and 3.75% for the Bank Term Loan.

The Bank Revolver Loan obligates Bank of America to make revolver loans and to issue letters of credit in an amount up to the $10,000,000 commitment and matures on August 31, 2013.  The proceeds of revolver loans shall be used by the Company solely (a) to satisfy existing debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay obligations in accordance with the agreement; and (d) for working capital and other lawful corporate purposes of the Company.

The Bank Term Loan obligated Bank of America to make up to $2,500,000 available to the Company upon closing of the Bank Credit Facility. Principal of the Bank Term Loan shall be repaid in consecutive monthly installments on the first business day of each month, commencing on October 1, 2010, each such installment to be in an amount equal to 1/24 of the principal balance of the original amount of the Bank Term Loan, until the Bank Term Loan maturity date of August 31, 2012, or earlier based on mandatory prepayment events, on which date all principal, interest and other amounts owing with respect to the Bank Term Loan shall be due and payable in full. Once repaid, whether such repayment is voluntary or required, no portion of the Term Loan may be reborrowed. Notwithstanding any mandatory prepayment events, the Company may, at its option from time to time after April 15, 2011, prepay the Bank Term Loan. The Bank Term Loan was personally guaranteed by the Chairman of the Board and majority stockholder.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Index of Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2010	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Loan and Security Agreement between Lapolla and Bank of America dated August 31, 2010.
10.2	Guaranty Agreement between Richard J. Kurtz and Bank of America dated August 31, 2010.
10.3
Amended and Restated Revolving Credit and Term Loan Agreement between Lapolla and ComVest dated June 30, 2008 (incorporated by reference to Exhibit 10.1 to Form 8-K dated June 30, 2008 and filed with the SEC on July 7, 2008).

99.1	Press Release dated September 3, 2010.

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